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                                                                    Exhibit 10.3

                               SERVICES AGREEMENT

         THIS SERVICES AGREEMENT (this "Agreement") is made and entered into as of March 30, 2004, by and between Corrpro Companies, Inc., an Ohio corporation (the "Company"), and Wingate Partners III, L.P., a Delaware limited partnership ("Services Provider"). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in that certain Securities Purchase Agreement (the "Purchase Agreement"), dated as of December 15, 2003, by and between the Company and CorrPro Investments, LLC, a Delaware limited liability company affiliated with Services Provider ("Purchaser").

         WHEREAS, the Company and Purchaser are parties to the Purchase Agreement, which provides for, among other things, the purchase and sale of the Securities; and

         WHEREAS, in order to induce Purchaser to enter into the Purchase Agreement, the Company has agreed to, among other things, pay a closing fee at the Closing in accordance with the terms hereof; and

         WHEREAS, the Company desires to (i) receive financial advisory, management advisory, strategic planning, monitoring and other related services from Services Provider following the consummation of the transactions contemplated by the Purchase Agreement and the other Transaction Documents, such services to be provided on the terms set forth in this Agreement, and (ii) obtain the benefit of experience of Services Provider in business and financial management generally and its knowledge of the Company and the Company's financial affairs in particular; and

         WHEREAS, Services Provider is willing to provide financial advisory, management advisory, strategic planning, monitoring and other related services to the Company, and the compensation arrangement set forth herein is designed to compensate Services Provider for rendering such services; and

         WHEREAS, the agreement by the parties hereto to execute and deliver this Agreement is a condition to the Purchaser entering into, and to the closing of the transactions contemplated by, the Purchase Agreement and the other Transaction Documents;

         NOW, THEREFORE, in consideration of the premises, covenants and agreements of each of the parties hereto and the Purchaser contained in this Agreement, the Purchase Agreement and the other Transaction Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Closing Fee. At the Closing, the Company shall pay a closing fee in the aggregate amount of $500,000 payable by wire transfer of immediately available funds as set forth on Schedule A hereto.

         NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS IN SECTION 10 THAT APPLY TO ANY LOSSES (AS DEFINED BELOW) THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF SERVICES PROVIDER OR ANY OTHER INDEMNIFIED PARTY (AS DEFINED BELOW).

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         2.       Engagement. The Company hereby engages Services Provider to provide the Services (as defined below) to the Company, and Services Provider hereby agrees to provide the Services to the Company, all on the terms and conditions set forth herein. The Company understands and agrees that if Services Provider is asked to furnish the Company a financial opinion letter or act for the Company in any other formal capacity, such further action shall not be covered by this Agreement and shall be subject to a separate agreement containing terms and conditions to be mutually agreed upon by the Company and Services Provider.

         3. Services. Services Provider hereby agrees during the term of this engagement to consult with the Board of Directors of the Company (the "Board of Directors") in such manner and on such business and financial services as may be reasonably requested from time to time by the Board of Directors, including, but not limited to, financial advisory, management advisory, strategic planning, monitoring and other related services (collectively, the "Services").

         4. Personnel. Services Provider shall provide and devote to the performance of this Agreement such directors, employees and agents of Services Provider and/or its Affiliates as Services Provider shall deem appropriate for the furnishing of the Services hereunder.

         5. Compensation. As compensation for the Services to be rendered by Services Provider to the Company pursuant to the terms hereof, the Company shall pay to Wingate Management Limited III, LLC, an affiliate of Services Provider and Purchaser ("Wingate Management") (or such other entity designated by Services Provider), an annual, non-refundable fee of $400,000, payable quarterly in advance in equal installments on the first Business Day of each calendar quarter (the "Services Fee"). The first quarterly installment of the Services Fee shall be due and payable on the date hereof and shall be computed on the basis of a ninety (90) day quarterly period and the number of days elapsed from and including the date hereof to and including March 31, 2004. Notwithstanding the foregoing, in lieu of paying any quarterly installment of the Services Fee, the Company may, at its option, delay payment of such quarterly installment and accrue any unpaid portion thereof if (i) the Company is restricted from paying such quarterly installment of the Services Fee under the terms of the Senior Credit Facility or the Subordinated Notes or (ii) the Board of Directors determines that the payment of such quarterly installment would directly result in a default under the Senior Credit Facility or the Subordinated Notes. All accrued and unpaid installments of the Services Fee payable by the Company to Wingate Management (or such other entity designated by Services Provider) under this Section 5 shall become immediately due and payable upon the termination or expiration of this Agreement pursuant to Section 11 hereof.

         6. Non-Refundable Fees. The Company and Services Provider hereby agree that, once paid, the Services Fees or any part thereof payable hereunder shall be deemed earned when paid and shall not be refundable under any circumstances.

         7. Reimbursement of Expenses. In addition to the compensation to be paid to Wingate Management (or such other entity designated by Services Provider) by the Company for the rendition of the Services pursuant to Section 5 hereof, the Company shall reimburse Wingate Management (or such other entity designated by Services Provider), promptly following presentation of invoices or reasonably detailed descriptions thereof, for all disbursements and expenses incurred by Services Provider or its Affiliates or representatives (either exclusively relating to the Company or jointly with respect to multiple entities, in which case Services Provider or its Affiliate, as applicable, shall invoice the Company for its allocable portion of such expenses) for the account of the Company or in connection with the performance of the Services hereunder. Such expenses shall include, but not be limited to, travel expenses, telephone expenses, messenger and delivery fees, fees and expenses of counsel, accountants, consultants and other advisors.

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         8.       Acknowledgements. The parties hereto hereby acknowledge that certain employees of Services Provider and/or its Affiliates may serve as members of the Board of Directors. For the purposes of this Agreement, any person that is both a member of the Board of Directors and an employee of Services Provider and/or its Affiliates shall be referred to as an "SP Director" during such time as such person holds both positions. With respect to each SP Director, the parties hereby acknowledge and agree as follows:

                  (a) Each SP Director will not be compensated by the Company in connection with their services as members of the Board of Directors. Each SP Director shall be compensated by Services Provider and/or its Affiliates and shall not be entitled to any additional compensation for such services from the Company;

                  (b) In connection with any expenses incurred by each SP Director in his capacity as a member of the Board of Directors, such SP Director shall be entitled to reimbursement for such expenses from either (i) the Services Provider and/or its Affiliates in his capacity as an employee of Services Provider and/or its Affiliates and the Services Provider and/or its Affiliates shall be entitled to reimbursement for such expenses from the Company pursuant to Section 7 hereof or (ii) the Company in his capacity as a member of the Board of Directors, but in no event shall the Company be responsible for double reimbursement of such expenses; and

                  (c) The services provided by each SP Director in his capacity as a member of the Board of Directors may constitute Services under this Agreement and shall, in most cases, be included within the Services to be provided by Services Provider under the terms hereof; provided, however, that nothing contained in this Agreement shall serve to modify, alter or expand any of the fiduciary duties or any other applicable duties under law that each SP Director is otherwise subject to in his capacity as a member of the Board of Directors.

         9. Liability. None of Services Provider, its Affiliates or any officer, director, partner (general or limited), member, employee, agent, attorney, successor or assign of Services Provider and/or its Affiliates shall be liable to the Company or any of its Affiliates for any Losses arising out of, relating to, or in connection with this Agreement or the performance of the Services hereunder.

         10. Indemnification. The Company shall indemnify, defend and hold Services Provider, its Affiliates and each officer, director, partner (general and limited), member, employee, agent, attorney, successor and assign of Services Provider and/or its Affiliates (each, an "Indemnified Party") harmless from and against all Losses arising out of, relating to, or in connection with
(i) this Agreement, (ii) the engagement or performance of the Services hereunder or (iii) any actions taken or omitted to be taken (including, without limitation, any untrue statements made or any statements omitted to be made) by the Company. Promptly upon becoming aware of any fact, condition or event that may give rise to a claim for indemnification under this Section 10, an Indemnified Party shall give written notice (a "Claim Notice") to the Company specifying the nature of the claim and, if possible, the amount or the estimated amount thereof. No failure or delay in giving a Claim Notice and no failure to include any specific information relating to a claim therein (such as the amount or estimated amount thereof) shall relieve, limit or otherwise affect the obligation of the Company to indemnify an Indemnified Party under this Section 10, unless such failure materially and adversely prejudices the Company. If any such Losses relate to the commencement of any action or proceeding by a third party, an Indemnified Party shall give a Claim Notice to the Company and the Company shall thereafter be entitled to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party; provided, however, that the Company shall not agree to any settlement of any such action or proceeding without the prior written consent of such Indemnified Party. The rights conferred above shall not be exclusive of any other right

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that an Indemnified Party may have or hereafter acquire under any statute, the
Amended Articles, the Amended Regulations or otherwise. As used herein, the term "Losses" shall mean each and all of the following items: claims, losses (including, without limitation, losses of earnings), liabilities, obligations, payments, damages (actual, punitive or consequential), charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest that may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and reasonable fees, expenses and disbursements of counsel, consultants and other experts). THE COMPANY HEREBY ACKNOWLEDGES AND AGREES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ANY LOSSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF SERVICES PROVIDER OR ANY OTHER INDEMNIFIED PARTY.

         11. Term. The term of this Agreement shall be eight (8) years from the date hereof and shall automatically renew for one (1) year terms thereafter unless either party delivers written notice to the other party to such effect at least ninety (90) days before the end of the then current term.

         12. Services Provider an Independent Contractor. Services Provider and the Company hereby agree that Services Provider shall perform the Services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Other than a SP Director acting in his capacity as a member of the Board of Directors, none of Services Provider nor any of its Affiliates shall be considered to be an employee or agent of the Company as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company.

         13. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, excluding the application of any conflicts of laws principles that would require the application of the laws of another state.

         14. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party; provided, further, that without the prior written consent of the Company, Services Provider shall be entitled to assign its rights and obligations under this Agreement to any of its Affiliates; provided, that any such Affiliate is, in the reasonable judgment of the Company, qualified to render the Services.

         15. Notices. All notices and other communications required or permitted hereunder shall be in writing. Notices shall be delivered personally, via recognized overnight courier (such as Federal Express, DHL or Airborne Express) or via certified or registered mail, and shall be effective upon receipt. Notices may be delivered via facsimile or e-mail, provided that by no later than two days thereafter such notice is confirmed in writing and sent via one of the methods described in the previous sentence. Notices shall be addressed as follows:

                  (i)      if to Services Provider, to

                                        Wingate Partners III, L.P.
                                        750 N. St. Paul Street
                                        Suite 1200
                                        Dallas, Texas 75201
                                        Attention: James A. Johnson
                                        Facsimile No.: (214) 871-8799

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                                        with a copy to

                                        Haynes and Boone, LLP
                                        901 Main Street, Suite 3100
                                        Dallas, Texas 75202
                                        Attention: Thomas H. Yang, Esq.
                                        Facsimile No.: (214) 200-0641

                  (ii)     if to the Company, to

                                        Corrpro Companies, Inc.
                                        1090 Enterprise Drive
                                        Medina, Ohio 44256
                                        Attention: John D. Moran, Esq.
                                        Facsimile No.: (330) 723-0244

                                        with a copy to:

                                        Hahn, Loeser & Parks, LLP
                                        3300 BP Tower
                                        200 Public Square
                                        Cleveland, Ohio 44114
                                        Attention:  F. Ronald O'Keefe, Esq.
                                        Facsimile No. (216) 241-2824

         16. Amendment. This Agreement may be amended or modified only upon the written consent of the Company (acting by and through a majority of the members of the Board of Directors who are not officers, directors, members or employees of Purchaser or its Affiliates (other than the Company and its Subsidiaries)) and Services Provider.

         17. Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purpose whatsoever.

         18. Entire Agreement. This Agreement and the Purchase Agreement embody the complete agreement and understanding between the parties and supersede and preempt any prior agreements, understandings or representations by or between the parties, written or oral, relating to the subject matter hereof.

         19. Waiver or Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

         20. Survival. The provisions of Sections 6, 7, 8, 9, 10, 20 and 21, and the rights and obligations of the parties with respect thereto, shall survive the termination or expiration of this Agreement. The provisions of
Section 5 of this Agreement, and the rights and obligations of the parties with respect thereto, shall survive the termination or expiration of this Agreement only with respect to any

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accrued and unpaid compensation due to Services Provider pursuant thereto at the time of such termination or expiration.

         21. Third-Party Beneficiaries. The parties hereto expressly acknowledge and agree that each of Services Provider's Affiliates, including, but not limited to, Wingate Management and Wingate Affiliates III, L.P., an affiliate of Services Provider and Purchaser ("Wingate Affiliates III"), shall be an intended third-party beneficiary to this Agreement, shall be entitled to the benefits of this Agreement as though a party hereto and shall be entitled to directly enforce any rights in connection therewith.

                                  * * * * * * *

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         IN WITNESS WHEREOF, the parties to this Agreement have executed this
Agreement as of the date first written above.

                                           CORRPRO COMPANIES, INC.

                                           By: /s/ Denise K. Patterson
                                               ---------------------------------
                                               Name: Denise K. Patterson
                                               Title: Asst. Sec.

                                           WINGATE PARTNERS III, L.P.

                                           By: Wingate Management Company III,
                                               L.P., its general partner

                                           By: Wingate Management Limited III,
                                               LLC, its general partner

                                           By: /s/ Jay I. Applebaum
                                               ---------------------------------
                                               Jay I. Applebaum
                                               Principal

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                                   SCHEDULE A

                                   CLOSING FEE

         The Closing Fee shall be payable in immediately available funds as follows: (a) $17,128 to Wingate Affiliates III; (b) $407,872 to Wingate Management; (c) $60,000 to American Capital Strategies, Ltd. and (d) $15,000 to CapitalSource Finance LLC.